UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2011

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On November 15, 2011, the Company entered into a non-exclusive 3 month agreement with Trident Financial to assist the Company with the development and implementation of a public and investor relations and communications program, and provide ongoing assistance to the Company regarding the development and enhancement of the Company's public and market image.

Trident Financial will receive compensation of CAD$6,000 monthly on the first day of each successive month for the term of the agreement unless previously terminated as per the agreement.

On April 14, 2011, the Company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on the Company granted Trident Financial 40,000 stock options vesting immediately with an exercise price of $0.10, expiring November 15, 2016.

Item 7.01 Regulation FD Disclosure

On November 15, 2011, the Company announced the agreement with Trident Financial

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement between Trident Financial the Company dated November 15, 2011
10.2	Form of Stock Option Agreement
99.1	News Release dated November 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2011

Enertopia Corp.

By: "Robert McAllister"
Robert G. McAllister
President and Director